Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Durata Therapeutics, Inc:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey

June 21, 2012